UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 11, 2013

Date of Report (date of earliest event reported)

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Named Executive Officer Base Salary

On September 11, 2013, the Compensation Committee of the Board of Directors of PCTEL, Inc. (the “company” or “PCTEL”) approved the promotion and increase in the base salary of the executive officer of the company as shown below:

Officer Name	New Title	Current Base Salary	Base Salary Effective October 1, 2013
John W. Schoen	Senior Vice President and Chief Financial Officer	$268,000	$290,000

Restricted Stock Grant

On September 11, 2013, the Compensation Committee approved a restricted stock grant to Mr. Schoen of 5,000 shares that will vest ratably over a four (4) year period, provided that Mr. Schoen remains an employee on the relevant vesting dates.

Adoption of Change in Maximum Potential Bonus Under 2014 Short Term Incentive Plan

On September 11, 2013, the Compensation Committee approved a change in the maximum potential bonus that can be achieved by Mr. Schoen under the company’s Short Term Incentive Plan for 2014 as indicated below:

Name	Maximum Bonus as a Percentage of 2013 Salary	Maximum Bonus as a Percentage of 2014 Salary
John W. Schoen	90%	95%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2013

PCTEL, INC.

By:	/s/ John W. Schoen
John W. Schoen Senior Vice President and Chief Financial Officer